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                                     EXHIBIT 10.3


LEASE AGREEMENT

    THIS INDENTURE, dated and effective as of the 1st day of June, 1972, between EARL H. SEIBERT and ELAINE D. SEIBERT, husband and wife, of Vanderburgh County, Indiana, hereinafter referred to as Landlord, and SMITH & BUTTERFIELD CO., INC., a corporation, hereinafter referred to as Tenant,


                                 W-I-T-N-E-S-S-E-T-H

    The Landlord, for and in consideration of the net annual rent and the additional rent and any and all other charges, and the covenants hereinafter reserved and contained on the part and behalf of the Tenant to be paid, kept and performed, hereby leases to the Tenant, and the Tenant hereby hires and takes from the Landlord, premises in the County of Daviess, State of Kentucky, bounded and described as follows:

         Situated on the north side of Third Street between Allen and Daviess Streets, in Owensboro, Kentucky; Beginning in the north margin of Third Street at a point 28 feet east of the southeast corner of a lot owned by The Young Men's Christian Association, of Owensboro, Kentucky, and running thence east with the north margin of Third Street 60 feet and 8 inches to the southwest corner of P.M. Civill's lot; thence northwardly with his west line and on a line parallel with Allen Street 168 feet to H. W. Miller's south liner thence west with Miller's south line 22 feet and 2 inches; thence southwardly on a line and parallel with Allen Street 48 feet; thence westwardly and on a line parallel with Third Street: and with the south margin of a 12 ft. alley, 38 feet and 6 inches; thence southwardly on a line parallel with Allen Street 120 feet to the beginning, and being the same property conveyed to the Central Trust Company by W. D. Lancaster and Sue J. Lancaster, his wife, by deed dated December 15, 1933, which is of record in Deed Book 130, at page 528, in the Daviess County Court Clerk's office.

         Commonly known as 113, 115 and 117 East Third Street, Owensboro, Kentucky.

    The term of this lease is for ten (10) years, to and through May 30, 1982, or until such term shall sooner cease and expire as hereinafter provided, to commence on the 1st day of June, 1972, and to end on the 30th day of May, 1982, both dates inclusive, at a net total rental of Ninety-nine Thousand, Seven Hundred twenty Dollars ($99,720.00) together with the additional rent hereinafter mentioned, which the


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Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments of Eight Hundred Thirty-one Dollars ($831.00) in advance on the first day of each month during said term, at the office of the Landlord or such other place as the Landlord may designate, without any setoff or deduction whatsoever, except that the Tenant shall pay the first monthly installment on the execution hereof.

    The parties hereto, for themselves and their successors and assigns, hereby covenant as follows:
    1. The Tenant shall pay the net annual rent and additional rent, and any and all other charges, as above and hereinafter provided.

    It is expressly agreed that the term "net total rent" means the stated amount of rent payable during the ten (10) year term in installments as herein provided; and "additional rental" means all other moneys payable by the Tenant, such as taxes, duties, assessments and governmental impositions, extraordinary as well as ordinary, as shall or may during the term be assessed or become a lien upon the demised premises as defined in Article 4 of this lease, water, rents, sewer and water meter charges; and "other charges" means insurance premiums, and any other item or sum which the Tenant is required to pay, under the covenants of this Lease, as well as any sum paid or expense incurred by the Landlord hereunder which the Tenant is obligated under this Lease to pay or incur. All such sums paid and/or expenses incurred, if not paid by the Tenant as required under the covenants of this Lease, shall be added to the next monthly installment of rent and payable therewith as additional rent.

    It is further agreed that the Tenant shall pay for all utilities used on the premises by it including but not limited to electricity, gas, water, telephone, heat and air conditioning.

    2. The Tenant may use and occupy the demised premises for the wholesale and retail sale of office supplies, goods, furniture, business equipment, and all other allied and associated products, or may use the demised premises for any other purpose, but shall not use or occupy or permit the demised premises to be used or occupied in any unlawful manner or for any illegal purpose, and said demised premises shall be used by Tenant in compliance with all laws, ordinances and governmental regulations.


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    3.   All improvements, alterations, additions and fixtures, except movable and trade fixtures, and heating and/or air conditioning equipment, erected, made or installed by the Tenant or any sub-tenant upon the demised premises, shall when and as erected, made, or installed at once be deemed to be attached to the freehold and become the property of the Landlord and at the expiration or other termination of the term be surrendered to the Landlord, and the Landlord shall not be obligated to pay any sum of money whatever to the Tenant for or on account of the same. Said movable and trade fixtures, and the heating and air conditioning equipment erected, made or installed by the Tenant or any sub-tenant, shall remain the property of the Tenant and may be removed by the Tenant at the expiration or other termination of the term of this lease.

    4. The Tenant shall pay as additional rent and discharge punctually as and when the same shall become due and payable throughout the term of this lease all ad valorem taxes, duties, assessments, water rates and water rents, and sewer taxes, whether or not they benefit the fee of the premises, as shall or may during the term of this lease be levied or assessed against or become a lien upon the demised premises (other than estate, inheritance, transfer, franchise and income taxes assessed against the Landlord or taxes imposed and assessed in lieu thereof), except that as to the calendar year of which the last year of the term is a part, the Tenant will bear, and pay only that proportion of the taxes for said calendar year which the period of the term occurring during said respective calendar year bears to an entire year (based on a calendar year).

    If authorities having jurisdiction assess real estate taxes, assessments or other charges on the demised premises which the Tenant deems excessive, the Tenant may defer compliance therewith to the extent permitted by the laws of the State of Kentucky so long as the validity or the amount thereof is contested by the Tenant in good faith, provided that such deferment will not jeopardize Landlord's title to the demised premises, or any mortgagee of the freehold of the demised premises. The Landlord agrees to cooperate with the Tenant at any such contest, but without expense to the Landlord.

    During the term of this lease the Tenant may apply for reductions of real estate taxes or for corrections of assessed valuations and bring such proceeding for such purposes as may be permitted by law but only in connection with taxes payable by the Tenant and in the event the Landlord pays any such


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taxes because of the Tenant's default, the Landlord shall have all of the foregoing rights and remedies. In the event that as a result of such proceedings by the Tenant, the Tenant secures a refund of taxes which the Tenant has paid, such refund shall belong to the Tenant.

    If the taxing authorities permit payment of any assessment in annual installments, payment by the Tenant of such installments as they become due shall be in compliance with the provisions of this Article 4 and the installments, if any, applicable to the first and last years of the term of this lease shall be apportioned between the Landlord and the Tenant in accordance with the parts of such years during which this lease shall be in force and effect.

    5. The Tenant shall make no major or substantial alterations, declarations, installations, additions, or improvements in or to the demised premises without the Landlord's prior written consent which shall not be unreasonably withheld. All such work, alterations, declarations, installations, additions or improvements shall be done at the Tenant's expense and at such times and in such manner as the Tenant may from time to time determine. All alterations, declarations, installations, additions or improvements upon the demised premises, made by either party shall, unless the Landlord elects otherwise (which election shall be made by giving a notice pursuant to the provisions of Article 28 not less than three (3) days prior to the expiration or other termination of this lease or any renewal or extension thereof) become the property of the Landlord, and shall remain upon, and be surrendered with, said demised premises, as a part thereof, at the end of the term or renewal term, as the case may be, except that movable and trade fixtures, and heating and air conditioning equipment installed upon the leased premises by the Tenant shall remain the property of the Tenant and may be removed by the Tenant at the end of the term or renewal term.

    6. [See letter attached] The Landlord, at its expense, shall keep the exterior walls and roof of the building located upon the demised premises in good condition and state of repair, and shall make all structural repairs that may be required. Subject to the foregoing obligation of Landlord, Tenant, at its expense, shall keep and maintain the interior of said building in good condition and state of repair. Tenant shall replace, at its expense any and all broken glass in and about the demised premises and shall


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insure, and keep insured, all plate glass in the demised premises for and in the name of the Landlord and Tenant. Tenant shall furnish to Landlord evidence of the procurement of said insurance.

    Tenant shall keep the demised premises in a clean and wholesome condition and shall suffer no waste or injury, and shall keep the sidewalks and curbs in good repair and reasonably free from parked motor vehicles, snow, ice, dirt or rubbish. If Tenant fails to make any repairs required hereunder after due notice, the same may be made by the Landlord at the expense of the Tenant and collectible as additional rent and shall be paid by the Tenant within five (5) days after rendition of a bill or statement therefor. Except as provided in
Article 9 hereof, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconveniences, annoyance or injury to business arising from the Landlord, the Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the building located on the demised premises, provided that Landlord will make all reasonable effort not to disturb Tenant's use and occupancy of the demised premises in making ant repairs, alterations, additions or improvements required to be made by Landlord pursuant to the terms of this lease.

    7. The Tenant at its own expense shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, with respect to its use and occupancy of the demised premises, and Tenant will not do or permit to be done any act or thing upon amid demised premises which would invalidate the fire insurance policies covering the building and the demised premises, and the fixtures and property therein, and sham not do, or permit to be done, any act or thing upon said premises which shall or might subject the Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon amid premises. Tenant, at its expense, shall comply with all rules, orders, regulations or requirements of the Kentucky Board of Fire Underwriters, or its successors. Landlord represents and warrants that to the best of his knowledge and belief the building located upon the demised premises now complies with all rules, orders, regulations or requirements of the Kentucky Board of Fire Underwriters, and if at any time hereafter it is determined that as of the date of the commencement of this lease, said building did not


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comply with said rules, orders, regulations or requirements, Landlord, at its expense, shall make the necessary changes and alterations required for such compliance.

    8. The Tenant agrees to save Landlord harmless of and from any and all liability to any person for death, injury or damages to person or property resulting from the use and occupancy of the demised premises, including any machinery, equipment, or boiler, by Tenant, and to obtain and keep in full force and effect during the continuation of this lease liability insurance affording coverage in an amount of not less than One hundred thousand Dollars ($100,000.00) with respect to injuries to or death of any one person, Three hundred thousand Dollars ($300,000.00) with respect to injuries to or death resulting from any one accident, and Fifty thousand Dollars {$50,000.00) with respect to damages to property, which insurance shall name Landlord and Tenant as insured. Tenant shall keep and maintain on file with Landlord a current certificate of the insurance company evidencing the procurement and maintenance of such insurance and that the same will not be canceled until after at least ten (10) days notice to Landlord.

    Tenant further agrees to obtain and keep in full force and effect during the entire term, or any extension of the term of this lease, fire and extended coverage insurance with respect to the improvements upon the demised premises, which insurance (1) shall provide coverage of the type known and referred to as ninety percent (90%) co-insurance with replacement cost clause or endorsement, and (2) shall provide for payment of losses to Landlord, in trust for the benefit of the parties as their interest may appear.

    To the extent permitted by the terms and provisions of fire and extended coverage insurance policies covering the improvements upon the demised premises and Tenant's fixtures, equipment and other personal property in and upon the demised premises (and the parties undertake and agree to exert their best efforts to obtain such permission), Landlord, to the extent of recoverable insurance proceeds, releases and discharges Tenant of and from any and all claims on account of damages to the building and improvements upon the demised premises, and Tenant to the extent of its recoverable insurance proceeds, releases and discharges Landlord of and from any and all claims on account of damages to Tenant's acid fixtures, equipment and other personal property in and upon the demised premises.


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    Tenant, at its option, may provide any of the insurance coverage which it is required by the terms of this lease to provide either by obtaining separate policies pertaining only to the demised premises or by having such coverage included in and under blanket or master policies of insurance. In any case, insurance company certificates evidencing such insurance shall be furnished to Landlord prior to or promptly following the commencement of each policy term.

    9. Except as hereinafter provided with respect to substantial damage to or destruction of the improvements on the demised premises during the last two
(2) years of the initial term of this lease, or during the last two (2) years of an extended term of this lease, in the event that the improvements are damaged or destroyed by fire or other insured casualty, Landlord Shall cause the same to be repaired or restored, as the case may require, as promptly as is reasonably possible following the occurrence of such damage or destruction. However, the obligation of Landlord with respect to the cost of such repair or restoration shall not exceed the proceeds of insurance payable on account of such damage or destruction and if Tenant desires that the repair or restoration work be such that the cost exceeds such insurance proceeds, the excess of the cost over the amount of such proceeds shall be paid by Tenant.

    If during the last two (2) years of the initial term of this lease, the said improvements are destroyed or damaged to such an extent that it would reasonably require more than forty-five (45) days to repair the same, then either Landlord or Tenant may terminate this lease as of the date of the occurrence of such damage or destruction by the giving of written notice to that effect to the other party within thirty (30) days following the occurrence of such damage or destruction; provided, however, that if Tenant shall have exercised or within said thirty (30) day period of time does exercise its option to extend the term of this lease, then Landlord shall not have the right to terminate this lease, and the same shall remain in full force and effect, and the premises shall be repaired or restored, as the case may require, in accordance with the foregoing terms and provisions of this Paragraph 9 of this lease.

    If Tenant shall have exercised this option to extend the term of this lease and if during the last two (2) years of any extended term of this lease the said improvements are destroyed or damaged to the extent that it would reasonably require forty-five (45) days or more to repair or restore the same, then either party may terminate this lease as of the date of such damage or destruction by the giving of


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written notice to that effect to the other party within thirty (30) days following the occurrence of such damage or destruction; provided, however, that if Tenant shall have exercised or within said thirty (30) day period of time does exercise any remaining option to further extend the term of this lease, then Landlord shall not have the right to terminate this lease, and the same shall remain in full force and effect and the premises shall be repaired or restored, as the case may require, in accordance with the foregoing terms and provisions of this Paragraph 9 of this lease.

    In the event of the undertaking of the repair or restoration of the building or improvements, Landlord agrees to cooperate with Tenant and to secure the approval of Tenant as to the contractors and the nature of the work to be involved in such repair or restoration.

    All proceeds of fire and extended coverage insurance referable to and paid with respect to improvements owned by Landlord and which are not required in accordance with the foregoing terms and provisions hereof to pay costs of repaid or restoration of said improvements, shall be and remain the sole property of Landlord.

    Nothing herein contained shall be construed as requiring Landlord to repair any damage or destruction resulting from an uninsurable casualty, and in the event of such damage or destruction, and Tenant does not elect to repair the same, Landlord shall have the option to either repair said damage or destruction or terminate this lease as of the date of such damage or destruction by the giving of written notice to that effect to Tenant within thirty {30) days following the occurrence of such damage or destruction.

    During the period required to make such repairs or restoration of the building or improvements, rent shall be reduced or abated in the proportion that the untenable portion of the demised premises bears to the entire demised premises.

    10. In the event that the whole or any part of the demised premises shall be taken by any public authority under the power of eminent domain or conveyed by Landlord under the threat of such taking, the term of this lease shall cease with respect to the part of the demised premises so taken or conveyed from the date the possession of that part shall be required for the public purpose for which the same is taken or conveyed; and if the portion of the demised premises so taken or conveyed is such as to


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destroy the usefulness of the demised premises for the purpose or purposes for which the same are leased hereunder, then Tenant shall have the right, exercisable by the giving of notice to Landlord within thirty (30) days after such taking or conveyance, either to terminate this lease or to continue in the remainder of the demised premises under and pursuant to the terms and provisions hereof, except that the rent shall be reduced to an amount as shall be mutually agreed upon between the parties at such time. In the event of any such taking by eminent domain or under threat thereof, each party shall have the right to assert and receive the damages separately sustained by such party.

    11. This lease is subject and subordinate to all mortgages which may now or hereafter affect the demised premises and to all renewals, modifications, consolidations, replacements and extensions thereof. This lease shall be self operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, the Tenant shall execute promptly any certificate that the Landlord may request.

    12. Landlord covenants and agrees that Tenant, upon making rental and other payments as provided herein, and upon performing all of the covenants and conditions herein contained in this agreement, shall and may peacefully and quietly have, hold and enjoy the demised premises for the original term hereof, as well as the extended terms provided herein.

    13. In the event that Tenant shall become insolvent, and/or make any assignment for the benefit of its creditors, and/or in the event that a suit is filed against Tenant seeking the appointment of a receiver or trustee in bankruptcy, and such suit is not dismissed within thirty (30) days from filing, or in the event that applying the rentals received therefrom to any and all expenses incurred in securing possession, repairing, altering or remodeling the demised premises or any other expenses or commissions in releasing or re-renting the same, and applying the balance to any and all amounts that may be due from Tenant under this lease.

    No re-entry or the taking of possession by Landlord shall constitute a waiver of Tenant's liability to Landlord on account of any breach of this lease by Tenant. Landlord may take possession of said premises and re-let the same, without such action being deemed an acceptance of a surrender of the


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demised premises, or in any way terminating Tenant's liability hereunder, and
Tenant shall remain liable for payment of the rent herein reserved, less the net amount realized by Landlord from such re-letting.

    In case either party of this lease shall be required to resort to litigation for the purpose of enforcing against the other party hereto any rights arising hereunder and shall be successful in such litigation, the judgment in such litigation shall include an allowance to the successful party for all such party's costs and expenses including reasonable attorney's fees, paid or incurred in connection with such litigation.

    All rights and remedies herein enumerated shall be cumulative and the enumeration of specific rights and remedies shall not preclude the exercise or prosecution of any other right or remedy afforded by law, and such rights and remedies may be exercised and enforced concurrently and whenever and as often as the occasion therefor arises. The failure of either party to exercise any right or remedy at a time when such party is entitled so to do shall not preclude such party from exercising or constitute a waiver of such right or remedy with respect to any continuing or other default or defaults of the other party.

    15. The Landlord or the Landlord's agent shall have the right to enter upon the demised premises at all reasonable times to inspect the same, and show said premises to prospective purchasers, and to make such decorations, repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and the Landlord shall be allowed to take all material into and upon said premises that may be required therefor without the same constituting an eviction of the Tenant in whole or in part; provided, however, that Landlord shall not unreasonably interfere with the business of the Tenant or its sublessees, and during the period required to make such decorations, repairs, alterations, improvements or additions, the rent shall be reduced or abated in the proportion that the unusable portion of the demised premises bears to the entire demised premises. During the six (6) months period prior to the expiration of the initial term of this lease or any renewal term, the Landlord may "exhibit the premises to prospective tenants or purchasers.

    16. The Tenant, for itself, its successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this lease, nor sublet or permit the demised premises or any part thereof to be used by others, without the prior written consent of the Landlord in each instance; provided, however,


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that the Landlord's consent shall not be required in case of a merger, consolidation or other similar reorganization of Tenant if the new or continuing corporation has a net worth upon completion of the transaction which is equal to or greater than the net worth of Tenant immediately prior to the transaction; and provided further, however, that the Landlord will not unreasonably withhold consent to an assignment or sublease of the demised premises if such sublease provides that the demised premises shall be used only for business of such character which will in no way be harmful to the demised premises or to the neighborhood. Objections to a sublease shall be given in writing by the Landlord to the Tenant within ten (10) days after notice by the Tenant of its intention to sublease. Failure to object within the time herein provided shall be deemed a consent to the sublease. If this lease is assigned, or if the demised premises or any part thereof be sublet or occupied by anybody other than the Tenant, Landlord may, in the event of default by the Tenant hereunder, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of the Tenant from the further performance by the Tenant of the covenants on the part of the Tenant herein contained. The consent by the Landlord to an assignment or subletting shall not in anywise be construed to relieve the Tenant from obtaining the express consent in writing of the Landlord to any further assignment or subletting, which consent shall be subject to the provisions hereinabove set forth.

    17. Landlord hereby gives and grants to the Tenant the right to renew this lease agreement for two (2) consecutive five (5) year periods upon the same rent, terms and conditions as herein contained, which right of renewal may be exercised by the Tenant by giving Landlord written notice of its intention to so renew more than sixty (60) days prior to the expiration of the initial term or more than sixty (60) days prior to the expiration of any renewal term; provided, however, that at the time such notice is given the Tenant shall not be in default under the terms of this agreement. Upon notice of such renewal having been timely given by the Tenant this lease agreement shall be automatically extended for the five (5) year period without the necessity of a further writing.


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    18.  On the last day of the initial term or renewal of the term of this lease, Tenant shall peacefully and quietly surrender the demised premises in good order, condition, and state of repair, fire and other unavoidable casualty, reasonable wear and tear, excepted; provided, however, that Tenant shall have the right for a period of thirty (30) days following the expiration of the term or sooner termination of this lease within which it may remove its furniture, furnishings, fixtures, trade fixtures, air conditioning and heating equipment, signs and other removable personal property and equipment. Any of such property not removed by Tenant within said time or any mutually agreed upon extension of such time shall remain upon the demised premises and shall be deemed to be the property of Landlord.

    19. In the event Tenant remains in possession of the leased premises at the expiration of the term or renewal of the term of this lease and without exercising its right to renewal or the execution of a new lease, it shall be deemed to be occupying said premises as a tenant from month to month subject to all the conditions, provisions, terms and obligations of this lease insofar as the same are applicable to a month to month tenancy.

    20. Any notice, bill, statement, or communication required or permitted pursuant to the terms and provisions of this lease shall be deemed fully given or served if transmitted by certified or registered mail with return receipt requested, addressed to Tenant at 2800 Lynch Road, Evansville, Ind., and to Landlord at 901 Park Plaza Drive, Evansville, Ind. Either party may by like written notice at any time and from time to time designate a different address or addresses to which notices shall Subsequently be transmitted to such party.


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    21.  The covenants, conditions and agreements contained in this lease shall be binding upon and inure to the benefit of the Landlord and the Tenant and their respective Successors, and, except as otherwise provided in this lease, their assigns.

    IN WITNESS WHEREOF, the Landlord and the Tenant have respectively signed and sealed these presents as of the day and year first above written.

                                       /s/ Earl H. Seibert
                                       -------------------
                                       /s/ Elaine D. Seibert
                                       ---------------------
                                       "Landlord"

                                       SMITH & BUTTERFIELD CO., INC.

                                       By:  /s/ James D. Butterfield, Pres.
                                            -------------------------------

Attest:
/s/ Connie Butterfield
----------------------
Assistant Sec.                    "Tenant"


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February 25, 1992



We, Smith & Butterfield desires to renew the lease with Earl H. and Elaine D. Seibert on the property at 113-115-117 East Third Street, Owensboro, Kentucky. This renewal is a continuation of the lease signed 4-19-82 at $1,200.00 per month rental. This is a net-net lease as previously signed.

The term of the lease is for 10 years, commencing June 1, 1992 and ending midnight May 31, 2002.

By: James D. Butterfield
     Smith & Butterfield


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